Exhibit 10.11

SPECIFIC TERMS IN THIS EXHIBIT HAVE BEEN REDACTED BECAUSE CONFIDENTIAL TREATMENT OF THOSE TERMS HAS BEEN REQUESTED. THE REDACTED MATERIAL HAS BEEN SEPARATELY SUBMITTED TO THE SECURITIES AND EXCHANGE COMMISSION, AND THE TERMS HAVE BEEN MARKED AT THE APPROPRIATE PLACE WITH THREE ASTERISKS (***).

ROYALTY AGREEMENT

THIS ROYALTY AGREEMENT (this “Agreement”), dated as of January 10, 2011 (the “Effective Date”) is entered into by and between Everett E. Chambers and Joanne B. Chambers, husband and wife (collectively, “Chambers”), and Hi-Crush Operating LLC, a Delaware limited liability company (together with its subsidiaries and affiliates, “HiCrush”). Each of Chambers and HiCrush may be referred to herein as a “Party”, and collectively as the “Parties”.

WHEREAS, Hi-Crush Proppants LLC, a Delaware limited liability company, is the sole member of Hi-Crush Operating LLC and Hi-Crush Chambers LLC, a Delaware limited liability company;

WHEREAS, Chambers and Hi-Crush Chambers LLC entered into that certain Purchase and Sale Agreement, dated as of the date hereof (the “Purchase Agreement”), pursuant to which HiCrush acquired certain real property own by Chambers located in Monroe County, Wisconsin;

WHEREAS, concurrently with the execution of the Purchase Agreement and subject to the terms and conditions contained herein, HiCrush desires to pay Chambers a royalty for Frac Sand and Non-Frac Sand extracted from the real property acquired from Chambers and various other pieces of real property acquired from third parties located in Monroe County, Wisconsin, and sold by HiCrush.

WHEREAS, the Parties desire to make certain representations, covenants and other agreements in connection with the transactions contemplated hereby;

NOW, THEREFORE, for good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the Parties hereto hereby agree as follows:

Article I. Definitions and Interpretation

A. Definitions. The following definitions shall for all purposes, unless otherwise clearly indicated herein, apply to the terms used in this Agreement.

“Acquired Property” means the Chambers Property and Non-Chambers Property acquired by HiCrush either directly or indirectly, leased or owned, by any other entity which HiCrush controls directly or indirectly that has rights to or has interests in properties located in Exhibit B.

“Agreement” has the meaning set forth in the preamble hereto.

“Cessation Event” has the meaning set forth in Section III.E of this Agreement.

“Chambers” has the meaning set forth in the preamble hereto.

“Chambers Property” means those certain premises described on Exhibit A attached hereto and incorporated herein for all purposes by reference.

“Due Date” has the meaning set forth in Section II.B of this Agreement.

“Effective Date” has the meaning set forth in the preamble hereto.

“Frac Base Amount” has the meaning set forth in Section II.A of this Agreement.

“Frac Sand” means sand employed as a fracturing proppant for completing oil and gas wells that meets the quality standards prescribed by the International Organization for Standardization and the American Petroleum Institute.

“HiCrush” has the meaning set forth in the preamble hereto.

“Initial Operations Period” has the meaning set forth in Section III.B of this Agreement.

“Non-Chambers Property” means those certain premises described on Exhibit B attached hereto and incorporated herein for all purposes by reference.

“Non-Frac Sand” means any sand that is not Frac Sand.

“Operations Period” means the Initial Operations Period and any Subsequent Operations Period.

“Overburden” means material such as soil and unusable sand that lies above the useable sand and must be removed to excavate the useable sand.

“Prime Rate” means the rate of interest per annum publicly announced from time to time by JPMorgan Chase Bank, N.A., as its prime rate.

“Purchase Agreement” has the meaning set forth in the recitals hereto.

“Royalty” has the meaning set forth in Section II.A of this Agreement.

“Royalty Records” has the meaning set forth in Section II.B of this Agreement.

“Royalty Requirement Commencement Date” means the 91st day after the earlier of (i) the day that HiCrush commences operations to process Frac Sand from the Acquired Property or (ii) July 1, 2011.

“Shortfall Amount” means the amount by which HiCrush fails to satisfy a minimum royalty requirement set forth in Section III of this Agreement.

“Subsequent Operations Period” has the meaning set forth in Section III.C of this Agreement.

B. Interpretation. Unless expressly provided elsewhere in this Agreement, this Agreement shall be interpreted in accordance with the following provisions:

(i) Whenever the context may require, any pronoun used in this Agreement shall include the corresponding masculine, feminine, or neuter forms, and the singular form of nouns, pronouns and verbs shall include the plural and vice versa.

(ii) If a word or phrase is defined, its other grammatical forms have a corresponding meaning.

(iii) A reference to any party to this Agreement or another agreement or document includes the party’s permitted successors and assigns.

(iv) A reference to a writing includes a facsimile or email transmission of it and any means of reproducing of its words in a tangible and permanently visible form.

(v) The Exhibits attached to this Agreement are incorporated herein by reference and made a part of this Agreement.

(vi) The Parties have participated jointly in the negotiation and drafting of this Agreement. In the event an ambiguity or question of intent or interpretation arises, this Agreement shall be construed as if drafted jointly by the Parties and no presumption or burden of proof shall arise favoring or disfavoring any Party by virtue of the authorship of any of the provisions of this Agreement.

(vii) The word “or” will have the inclusive meaning represented by the phrase “and/or”.

(viii) “Shall” and “will” have equal force and effect.

(ix) References to “$” or to “dollars” shall mean the lawful currency of the United States of America.

(x) All references to “day” or “days” shall mean calendar days unless specified as a “business day.”

(xi) Time periods within or following which any payment is to be made or act is to be done shall be calculated by excluding the day on which the time period commences and including the day on which the time period ends and by extending the period to the next business day following if the last day of the time period is not a business day.

Article II. Royalty Payment

A. Royalty. During the term of this Agreement, HiCrush agrees to pay Chambers a royalty (the “Royalty”) equal to the sum of (i) $*** (the “Frac Base Amount”), as escalated pursuant to Section II.C below, for each ton of Frac Sand extracted from the Acquired Property and sold and delivered by HiCrush, for which HiCrush has received payment in full, and (ii) $*** for each ton of Non-Frac Sand extracted from the Acquired Property and sold and delivered by HiCrush, for which HiCrush has received payment in full.

B. Time of Payment and Payment Disputes. The Royalty payable under this Agreement with respect to a particular month shall be due and payable, without interest thereon, within 30 days after the end of such month (the “Due Date”). HiCrush will furnish to Chambers its annual audited accounting records relating to the Royalty (the “Royalty Records”), prepared by a nationally recognized public accounting firm, promptly after HiCrush has received such records. If there is any difference between (i) the aggregate amount of the Royalty that was paid to Chambers during the prior year and (ii) the aggregate amount of the Royalty that should have been paid to Chambers during the prior year as calculated in accordance with the Royalty Records, such difference will be reconciled on the next Due Date.

C. Adjustment for Inflation. On the fifth anniversary of the Effective Date and on each anniversary thereafter, the Frac Base Amount shall be escalated to an amount equal to the lesser of (i) the product of the Frac Base Amount times the quotient of the United States Bureau of Labor Statistics Revised Consumer Price Index, All Items Figures for All Urban Consumers (1982-84 = 100) (hereinafter, the “CPI-U”) for December 31 of the prior year, divided by the CPI-U for June 30, 2014 and (ii) the product of the Frac Base Amount in effect for the preceding contract year times 1.05. Notwithstanding the foregoing, prior to the fifth anniversary of the Effective Date, the Frac Base Amount shall not be escalated for any reason.

D. Annual Reconciliation. At such time that HiCrush furnishes the Royalty Records to Chambers, HiCrush shall also furnish to Chambers an annual reconciliation relating to the Frac Sand and Non-Frac Sand (the “Annual Reconciliation”). The Annual Reconciliation shall provide the following information: (i) quantity of Overburden removed and sand extracted from the Acquired Property during the prior year, (ii) quantity of sand received for processing at HiCrush’s processing plant during the prior year, and (iii) quantity of Frac Sand and Non-Frac Sand produced at HiCrush’s processing plant during the prior year. Quantities expressed by weight will include estimated moisture content. Estimates of acreage and depth of excavations will be provided.

E. Interest. Any Royalty payment that is not made within *** of the Due Date shall accrue interest at the lesser of (i) *** or (ii) the maximum rate allowed by Wisconsin law, beginning on the date such payment becomes past due, and continuing thereafter until paid in full.

Article III. Term and Termination; Reversion

A. Term. This Agreement shall remain in full force and effect for a minimum period of three years after the Royalty Requirement Commencement Date. Thereafter, this Agreement shall remain in full force and effect so long as HiCrush is satisfying the minimum royalty payments set forth in this Article III.

B. Initial Operations Period. During the period of three years commencing on the Royalty Requirement Commencement Date (the “Initial Operations Period”), HiCrush shall pay a Royalty on a minimum of 825,000 tons of Frac Sand.

C. Subsequent Operations Periods. At the end of each 12 month period following the conclusion of the Initial Operations Period (each, a “Subsequent Operations Period”), HiCrush shall pay a Royalty on a minimum of 1,050,000 tons of Frac Sand for each rolling three year total, where the rolling three year total is calculated by adding (i) the amount of Frac Sand on which HiCrush paid Royalty to Chambers during such Subsequent Operations Period and (ii) the amount of Frac Sand on which HiCrush paid Royalty to Chambers during the two years prior to such Subsequent Operations Period.

D. Excess Production. The amount of any royalty payment in excess of the minimum royalty payments set forth in Sections III.B and III.C, as applicable, may be “banked” for a maximum period of 10 years and applied to the minimum royalty payments during any such 10-year period in which production is below the stated minimum production requirement.

E. Reversion. If HiCrush does not satisfy the minimum royalty payments for any period set forth in Section III.B or III.C after taking into account any adjustments pursuant to Section III.D, such failure to satisfy the minimum royalty payments shall constitute a cessation of the sand operation (the “Cessation Event”) and, upon the occurrence of the Cessation Event, HiCrush agrees to sell the Acquired Property to Chambers pursuant to and subject to the terms of Sections 6.8 and 6.10 of the Purchase Agreement unless HiCrush pays to Chambers, within 30 days after the end of such Operations Period, an amount equal to the following:

(i) If HiCrush does not satisfy the minimum royalty payments during the Initial Operations Period, then HiCrush shall pay an amount equal to the product of the Frac Base Amount times the amount obtained by subtracting the (i) number of tons on which Royalty was paid to Chambers by HiCrush during the Initial Operations Period from (ii) 825,000.

(ii) If HiCrush does not satisfy the minimum royalty payments during any Subsequent Operations Period, then HiCrush shall pay an amount equal to the product of the Frac Base Amount, as escalated pursuant to Section II.C, times the amount obtained by subtracting (i) the number of tons on which Royalty was paid to Chambers during such Subsequent Operations Period and during the two years prior to such Subsequent Operations Period from (ii) 1,050,000.

(iii) Notwithstanding anything to the contrary contained herein, if HiCrush elects to make a payment to Chambers pursuant to this Section III.E, then it shall be deemed for all purposes that HiCrush paid Royalty to Chambers on the Shortfall Amount for the applicable Operations Period for purposes of calculating the rolling three year total in subsequent years.

Article IV. Miscellaneous

A. Representations and Warranties. Each Party hereby represents and warrants that it has due authority to enter into this Agreement and that this Agreement and the terms and provisions provided for herein do not and will not violate any agreements by which such Party may be bound.

B. No Rights in Plant Operation or Business. This Agreement provides Chambers only the right to payment of monies as expressly provided for herein. Nothing in this Agreement shall be construed as providing Chambers any rights or authority in connection with the operation or management of HiCrush’s business or the extraction or sale of the Frac Sand or Non-Frac Sand on the Acquired Property. In this regard, it is agreed and understood that Chambers shall look exclusively to the Royalty, if any, for the satisfaction of any amounts payable under this Agreement.

C. Assignment. This Agreement and the rights, duties and obligations hereunder may be assigned by each Party with the express prior written notice to the other Party; provided, however, that Chambers shall not assign Chambers’ rights, duties and obligations under this Agreement to any entity or person that is directly or indirectly in competition with HiCrush or any of HiCrush’s affiliates without the prior written consent of HiCrush.

D. Entire Agreement; Modification. This Agreement contains the entire agreement between the Parties with respect to the transactions contemplated hereby, and supersedes all negotiations, representations, warranties, commitments, offers, and contracts, whether oral or written, prior to the date hereof. No modification or amendment of any provision of this Agreement shall be effective unless made in a written instrument, duly executed by the Party to be bound thereby.

E. Severability. In the event that any provision of this Agreement violates any applicable law or is held unenforceable by a court of competent jurisdiction, such provision shall be invalid to the extent of such violation without affecting the validity or enforceability of any other provision hereof.

F. Successors; Third Party Rights. This Agreement shall be binding upon and shall inure to the benefit of and be enforceable by the Parties and their respective successors and permitted assigns. Nothing herein is intended to or shall create any rights in any person other than the Parties and their respective successors and permitted assigns.

G. Waiver. No waiver of any provision of this Agreement shall be effective unless in writing. The waiver by any Party of a breach of this Agreement shall not operate or be construed as a waiver of any preceding or subsequent breach.

H. Captions. The captions of the various sections of this Agreement have been inserted for convenience of reference only and shall not affect the interpretation of this Agreement.

I. Notices. All notices, requests, demands, and other communications pursuant to this Agreement must be in writing, will be deemed to have been effectively given on the date of actual receipt by the recipient party (arrival at the address or facsimile number indicated below being deemed to constitute receipt by the recipient party), and shall be: (i) delivered personally; (ii) mailed by registered or certified mail, postage prepaid; (iii) by facsimile, or (iv) delivered by a recognized express courier service, as follows:

If to Chambers:	Mr. Everett E. Chambers
Mrs. Joanne B. Chambers
29175 Dorset Avenue
Tomah, WI 54660
Phone: (608) 343-0085
Facsimile: (866) 624-7288
Email: kalmia@centurytel.net

If to HiCrush:	Hi-Crush Proppants LLC
Attn: Mr. Robert E. Rasmus
Three Riverway, Suite 1550
Houston, Texas 77056
Phone: (713) 963-0099
Facsimile: (713) 963-0088

Any Party may change the address to which notices and other communications are to be directed to it by giving notice of such change to the other Party in the manner provided in this Section.

J. Choice of Law; Jurisdiction. The substantive laws of the State of Delaware (without reference to conflict of laws principles) shall govern the interpretation and enforcement of this Agreement. Each Party submits to the jurisdiction of any federal court sitting in Madison, Wisconsin in any action arising out of or relating to this Agreement and agrees that all claims in respect of this Agreement may be heard and determined in any such court.

K. Counterparts and Facsimiles. This Agreement may be executed in any number of counterparts, each of which when so executed and delivered will be deemed to be an original, and all of which together will be one and the same document. Delivery of this Agreement by facsimile transmission or other electronic means shall be effective as delivery of a manually executed counterpart hereof.

L. Non-Disclosure of Agreement. Except as may be required by law or regulation, Chambers shall not disclose any of the terms of this Agreement without the prior written consent of HiCrush, which consent shall not be unreasonably withheld.

[Signature Page Follows]

IN WITNESS WHEREOF, the Parties hereto have executed this Agreement effective as of the Effective Date.

CHAMBERS:

/s/ Everett E. Chambers

Everett E. Chambers

/s/ Joanne B. Chambers

Joanne B. Chambers

HICRUSH:

Hi-Crush Operating LLC

By: /s/ James M. Whipkey

Name: James M. Whipkey

Title: Chief Executive Officer and President

Signature Page to Royalty Agreement

Exhibit A

Chambers Property

South Half (S 1/2) of Section Eight (8) and all that part of Northeast Quarter (NE 1/4) of Section Seventeen (17), lying East of the Chicago, St. Paul, Minneapolis and Omaha Railroad Company right of way, all in Township 18 North, Range 1 East, Town of Byron, Monroe County, Wisconsin;

Excepting the following parcels:

1. Lands sold to Monroe County for highway purposes;

2. Lot One (1) of a Certified Survey Map recorded in Vol. 10 of CSM Pg. 157 as Doc. No. 446155, located in the NE 1/4 of SW 1/4 of Section 8, Township 18 North, Range 1 East, Monroe County, WI;

3. Lands described in Vol. 320 Records Pg. 317 as Doc. No. 488838;

4. Railroad Right-of-Way 115 Feet in width as depicted on Survey dated December 10, 2010 by Paul R. Knudson, Wisconsin Registered Land Surveyor, under Vierbicher Project No. 75107465, and on Right of Way and Track Map of Chicago, St. Paul, Minneapolis and Omaha Railway Co. dated June 30, 1917.

ALSO EXCEPTING: A parcel of land located in part of the NW 1/4 of the SW 1/4, NE 1/4 of the SW 1/4, NW 1/4 of the SE 1/4, and NE 1/4 of the SE 1/4 of Section 8, T18N, R1E, described as follows:

Commencing at the West quarter corner of said Section 8; thence S86°12’09”E along the eastwest quarter line of said Section 8, 787.99 feet to the Point of Beginning; thence continuing S86°12’09”E along said east-west quarter line, 563.52 feet to the Northwest corner of Lot 1, of Certified Survey Map recorded in Volume 10 of Certified Surveys on Page 157, as Document No. 446155; thence S00°00’04”W along the West line of said Lot 1, 294.60 feet to a found 1” iron pipe at the Southwest corner thereof; thence S86°11’02”E along the South line of said Lot 1, 294.90 feet to a found 1” iron pipe at the Southeast corner thereof; thence N00°01’40”W along the East line of said Lot 1, 294.71 feet to the Northeast corner thereof; thence S86°12’09”E along said east-west quarter line, 3607.23 feet to the East quarter corner of said Section 8; thence S00°04’47”E along the East line of said NE 1/4 of the SE 1/4, 759.23 feet; thence N86°12’09”W along a line parallel with said east-west quarter line, 3814.15 feet to the intersection with the Northeasterly right-of-way of Union Pacific Railroad; thence N39°03’11”W along said railroad right-of way, 1033.23 feet to the Point of Beginning.

Computer No. 006-00168-0000

Computer No. 006-00381-0000

Computer No. 006-00377-0000

Computer No. 006-00168-0001

Computer No. 006-00169-0000

Computer No. 006-00375-0000

Exhibit A to Royalty Agreement

Computer No. 006-00166-0000

Computer No. 006-00164-0000

Computer No. 006-00167-0000

Computer No. 006-00163-0000

Computer No. 006-00161-0000

Computer No. 006-00162-0001

Exhibit A to Royalty Agreement

Exhibit B

Non-Chambers Property

The real property located in Monroe County, Wisconsin as depicted on the following map, which includes the property identified as of the date of this Agreement by the following tax parcel identification numbers

Parcel	Tax Parcel ID #
1	006-00386-0000
2	006-00385-0000
3	006-00387-0000
4	006-00389-0000
5	006-00391-0000
6	006-00390-0000
7	006-00398-0000
8	006-00397-0000
006-00400-0000
006-00376-0000
006-00402-5000
006-00380-0000
006-00382-0000
9	006-00395-0000
10	006-00378-0000
006-00379-5000
006-00375-5000
006-00384-0000
006-00399-0000
006-00366-0000
192-00077-0000
11	006-00392-0000
006-00393-0000
12	006-00401-0000
006-00402-0000
006-00401-2000
006-00401-2001
13	192-00086-0001
192-00086-0000
192-00086-0003
192-00086-0004
192-00087-0000
192-00089-0000
192-00090-0000
192-00091-0000
192-00092-0000

Exhibit B to Royalty Agreement

192-00084-0000
192-00083-0000
192-00020-0000
192-00021-0000
192-00018-0000
192-00017-0000
192-00014-0000
192-00015-0000
192-00016-0000
14	192-00079-0000
15	192-00081-0000
006-00362-0000
006-00362-2000
006-00365-0000
16	006-00182-0000

[MAP ATTACHED ON FOLLOWING PAGE]

Exhibit B to Royalty Agreement

DeLORME
BEAVER CT
DOWNY RD
CR G
173
Parcel A
Parcel B
E Fork Lemonweir River
COPPER RD
1
2
3
4
5
6
7
8
9
10
WOOD ST
MAIN ST
TOMAH ST
21
RAILROAD ST
YARD ST
MONROE
MARVIN
1ST ST
30TH DR
WISCONSIN ST
CR N